Exhibit 99.1

FOR IMMEDIATE RELEASE
WESTELL TECHNOLOGIES ANNOUNCES LEADERSHIP AND BOARD TRANSITION
Kirk R. Brannock appointed Interim Chief Executive Officer; Dennis O. Harris named Interim Chairman of the Board

AURORA, Ill., September 27, 2016 - Westell Technologies, Inc. (NASDAQ: WSTL), a leading provider of high-performance wireless infrastructure solutions, today announced that its Board of Directors has appointed Kirk R. Brannock as Interim President and Chief Executive Officer. The Company also announced that Dennis O. Harris, a Director of the Company since January 2010, has been appointed interim Chairman of the Board.

Mr. Harris and Thomas P. Minichiello, Westell’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary, will help execute interim executive leadership duties until Mr. Brannock joins the Company on October 17, 2016. Mr. Brannock succeeds J. Thomas Gruenwald, whose last day with the Company was September 26, 2016. The Board plans to initiate a search for a permanent CEO, likely retaining an executive search firm, with such search expected to be completed within the next six months.

Mr. Brannock, age 58, served as a member of Westell’s Board of Directors from February 2011 to September 2014. He retired in 2010 from his position as Senior Vice President - Ethernet Deployment at AT&T, a leading provider of voice, video, data and broadband delivery services, after a career spanning more than 30 years. Previously Mr. Brannock served in leadership positions at AT&T, Ameritech and SBC, including Senior Vice President - AT&T National Installation & Maintenance and President - SBC/Ameritech Midwest Network Services.

“Westell’s Board of Directors is pleased that Kirk has accepted the role of interim Chief Executive Officer and President,” said Mr. Harris. “His leadership qualities and industry experience make him an excellent choice to continue the momentum we’ve achieved in executing our cost reduction plan, which is succeeding in positioning the Company to more quickly return to profitability and generate stockholder value.”

Over the course of his career, Mr. Brannock has demonstrated excellence in business office operations, human resources, central office operations, installation, maintenance, construction, engineering, labor relations and systems planning. He was actively involved on the boards of two not-for-profit organizations, DayOneNetwork and the Chicago Area Council of the Boy Scouts of America.

“I look forward to providing guidance to Westell’s leadership team and employees as they build upon the company’s position as a trusted provider of telecommunications equipment,” said Mr. Brannock. “The Company is executing a well-conceived plan to reduce its operating cost structure, and I look forward to directing the plan’s continued implementation as well as focusing on the company’s sales and product development initiatives.”

About Westell Technologies
Westell is a leading provider of high-performance wireless infrastructure solutions focused on innovation and differentiation at the edge of communication networks where end users connect. The Company's comprehensive set of products and solutions enable service providers and network operators to improve performance and reduce operating expenses. With millions of products successfully deployed worldwide, Westell is a trusted partner for transforming networks into high quality, reliable systems. For more information, please visit www.westell.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
Certain statements contained herein that are not historical facts or that contain the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” “will,” “plan,” “should,” or derivatives thereof and other words of similar meaning are forward-looking statements that involve risks and uncertainties.  Actual results may differ materially from those expressed in or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, product demand and market acceptance risks, customer spending patterns, need for financing and capital, economic weakness in the United States (“U.S.”) economy and telecommunications market, the effect of international economic conditions and trade, legal, social and economic risks (such as import, licensing and trade restrictions), the impact of competitive products or technologies, competitive pricing pressures, customer product selection decisions, product cost increases, component supply shortages, new product development, excess and obsolete inventory, commercialization and technological delays or difficulties (including delays or difficulties in developing, producing, testing and selling new products and technologies), the ability to successfully consolidate and rationalize operations, the ability to successfully identify, acquire and integrate acquisitions, the effect of the Company's accounting policies, retention of key personnel and other risks more fully described in the Company's SEC filings, including the Form 10-K for the fiscal year ended March 31, 2016, under Item 1A - Risk Factors.  The Company undertakes no obligation to publicly update these forward-looking statements to reflect current events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events, or otherwise.

For additional information, contact:

Mr. Thomas Minichiello Senior Vice President, Chief Financial Officer, Treasurer, and Secretary Westell Technologies, Inc. +1 (630) 375 4740 tminichiello@westell.com